                                                                    EXHIBIT 10.1



                COMMUTATION, PREPAYMENT AND REDEMPTION AGREEMENT


                COMMUTATION, PREPAYMENT AND REDEMPTION AGREEMENT, dated as of September 14, 2001 (this "Agreement"), by and among Delphi Financial Group, Inc., a Delaware corporation ("DFG"), Safety National Casualty Corporation, a Missouri corporation ("SNCC"), Reliance Standard Life Insurance Company, an Illinois corporation ("RSL" and, together with DFG and SNCC, the "DFG Companies"), Y.M. King Trust, a Liechtenstein trust (the "Trust"), Delphi International Ltd., a Bermuda exempted company ("DI"), and Oracle Reinsurance Company Ltd., a Bermuda exempted company ("Oracle" and, together with DI, the "DI Companies").


                              W I T N E S S E T H :

                WHEREAS, SNCC and RSL are indirect wholly-owned subsidiaries of DFG and Oracle is a wholly-owned subsidiary of DI; and

                WHEREAS, SNCC is party to a Casualty Excess of Loss Reinsurance Agreeement with Oracle (the "SNCC Reinsurance Agreement"), pursuant to which SNCC has, effective January 23, 1998, ceded certain excess workers' compensation and other insurance liabilities to Oracle on an indemnity reinsurance basis; and

                WHEREAS, pursuant to the provisions of Article XVII of the SNCC Reinsurance Agreement, SNCC has requested that such agreement be commuted, and SNCC and Oracle have reviewed the losses reinsured thereunder and have reached a settlement by mutual agreement to commute such agreement effective as of September 30, 2001 (the "Commutation Effective Date") for the consideration set forth herein; and

                WHEREAS, RSL is party to a Reinsurance Agreement with Oracle (the "RSL Reinsurance Agreement"), pursuant to which RSL has, effective January 1, 1998, ceded certain long-term disability insurance liabilities to Oracle on an indemnity reinsurance basis, which agreement has been the subject of previous partial commutations effective March 31, 1999 and January 1, 2000; and

                WHEREAS, pursuant to the provisions of the RSL Reinsurance Agreement, RSL and Oracle have mutually agreed to commute such agreement in its entirety effective as of the Commutation Effective Date for the consideration set forth herein;

                WHEREAS, SNCC's and RSL's agreements to the foregoing matters are contingent on the prepayment by DI of its oligations to SNCC and RSL, respectively, pursuant to those certain Promissory Notes issued by DI to the DFG Companies, each due January 26, 2028, in the aggregate outstanding principal amount of $33,275,558 (such notes, collectively, the "DI Notes"), and DFG wishes that DI's obligations to DFG under the DI Notes (such obligations, together with the obligations to SNCC and RSL under such notes, the "DI Note Obligations") be prepaid;

                WHEREAS, the Trust is the owner of 118,855 Series A Redeemable Preference Shares of DI (the "Preference Shares"), which shares are redeemable at the option of DI, and the Trust wishes that such shares be redeemed;

                WHEREAS, in consideration for DI's making payment of the DI Note Obligations prior to their maturity date, DFG has agreed to waive a portion of the DI Note Obligations owing to it to the extent set forth herein;

                WHEREAS, in consideration for DI's redeeming the Preference Shares, the Trust has agreed to waive a portion of the amount payable pursuant to the terms of such shares in connection with their redemption to the extent set forth herein; and

                WHEREAS, in addition to the note prepayment and share redemption described above, DI has agreed to make contingent payments to DFG and the Trust, as set forth herein; and

                WHEREAS, it is anticipated that DI's prepayment of the DI Note Obligations, redemption of the Preference Shares and contingent payment, if any, will be effected in connection with and pursuant to the voluntary winding up and liquidation of the DI Companies and each of their subsidiaries (collectively, the "Liquidating Companies") pursuant to the Bermuda Companies Act of 1981 and the other applicable statues, rules and regulations (collectively, the "Act");

                NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:



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

                                    ARTICLE I

          REINSURANCE COMMUTATIONS, PREPAYMENT OF NOTES, REDEMPTION OF
                    PREFERENCE SHARES AND CONTINGENT PAYMENT

                1.1 SNCC Commutation Payment and Retention. On the Commutation Closing Date (as defined in Section 5.1(b)), Oracle, either singly or together with DI, shall pay to SNCC the amount of $74,253,770. SNCC and Oracle acknowledge that such amount is net of an Advance Underwriting Cash Flow Profit Commission in the amount of $11,483,411 presently held by SNCC, which amount shall be retained by SNCC in its entirety and as to which Oracle shall, effective as of the Commutation Closing Date, waive all rights and claims.

                1.2 RSL Commutation Payment. On the Commutation Closing Date, Oracle, either singly or together with DI, shall pay to RSL the amount of $9,711,876.

                1.3 Termination. On the Commutation Closing Date, all obligations of the parties contained in, arising from or resulting under the SNCC Reinsurance Agreement and the RSL Reinsurance Agreement, respectively (whether due or to become due), shall, effective as of the Commutation Effective Date, be deemed to have terminated and expired and the respective parties thereto shall have no further obligation to or rights against each other thereunder.

                1.4 Letters of Credit Termination Notices. On the Commutation Closing Date, SNCC and RSL shall provide certifications to Bank of America, N.A., as letter of credit agent (the "Agent"), with respect to the terminations of the SNCC Reinsurance Agreement and the RSL Reinsurance Agreement, respectively, in the forms contemplated by Annex 1 to the respective letters of credit, each dated January 27, 1998, issued in their favor by the Agent and return such letters of credit to the Agent.

                1.5 DI Note Prepayments. On the Winding Up Completion Date (as defined in Section 5.1(b) hereof), DFG will waive its right to receive a portion (such portion, the "Note Waiver Amount") of the total principal amounts owing to it under the DI Notes, the Note Waiver Amount to be determined as set forth in
Section 1.7 hereof and to be allocated among the DI Notes pro rata in accordance with the respective principal amounts owing to DFG under such notes, and DI will prepay all principal and interest then owing under the DI Notes other than the Note Waiver Amount. The DFG Companies shall deliver to DI each of the DI Notes, marked "paid and cancelled".

                1.6 Redemption of Preference Shares. On the Winding Up Completion Date, the Trust will waive its right to receive a portion (such portion, the "Preference Share Waiver Amount" and, taken together with the Note Waiver Amount, the "Aggregate Waiver Amount") of the aggregate price payable on redemption of the Preference Shares pursuant to the provisions of the Certificate of Designation thereof, the Preference Share Waiver Amount to be determined pursuant to Section 1.7 hereof, and DI will redeem the Preference Shares at their stated redemption price plus accrued dividends, less the Preference Share Waiver Amount. The Trust shall deliver to DI each of the certificates representing the Preferred Shares.

                1.7 Waiver Amounts; DI Contingent Payment.

                (a) The Aggregate Waiver Amount shall be equal to such amount as, when subtracted from the total outstanding principal amount of the DI Notes and the total price payable on redemption of the Preference Shares, will cause the sum of (i) the amounts payable in respect of the DI Notes (inclusive of accrued interest) and pursuant to the redemption of the Preference Shares (inclusive of accrued dividends), (ii) the total amount of all costs, charges and expenses of the winding up of the Liquidating Companies payable pursuant to the Act and (iii) the total amount of all other liabilities of the Liquidating Companies remaining to be satisfied in accordance with the Act, all as determined as of the Winding Up Completion Date (such sum, the "Aggregate Winding Up Amount"), to be such as, after payment and satisfaction of the Aggregate Winding Up Amount, will result in an amount being distributable to the members of DI (other than the Trust and any other holders of preference shares of DI) pursuant to the Act (the "Distributable Amount") that is equal to US$12,237,042 (the "Stated Distribution Amount"). If the Distributable Amount equals or exceeds the Stated Distribution Amount as of the Winding Up Completion Date, without taking into account the waivers contemplated by Sections 1.5 and
1.6 hereof, the Aggregate Waiver Amount shall be zero.

                (b) The Aggregate Waiver Amount, if any, shall be allocated on a modified pro rata basis as between the Note Waiver Amount and the Preference Share Waiver Amount based on the total principal amount owing under the DI Notes (the "Note Amount"), on one hand, and the total stated redemption price of the Preference Shares, without regard to accrued dividends (the "Preference Share Amount"), on the other hand, all as determined of the Winding Up Completion Date, such that the ratio of the Note Waiver Amount to the Note Amount is one-half of the ratio of the Preference Share Waiver Amount to the Preference Share Amount.

                (c) In further consideration of the agreements of DFG and the Trust set forth in Sections 1.05 and 1.06 hereof, respectively, DI agrees that if, as of the Winding Up Completion Date, the Distributable Amount is in excess of the Stated Distribution Amount, without taking into account the waivers contemplated by Sections 1.5 and 1.6 hereof, DI shall pay to DFG and the Trust the amount of such excess, such payment to be allocated between DFG and the Trust pro rata in the same manner as set forth in Section 1.7(b).

                                   ARTICLE II

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DFG COMPANIES

                Each of the DFG Companies severally represents and warrants as follows:

                2.1 Authority Relative to this Agreement. Such company has full power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such company, and this Agreement constitutes, assuming the due authorization, execution and delivery thereof by each of the other parties to this Agreement, the legal, valid and binding obligation of such company, enforceable against such company in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). The execution and delivery of this Agreement by such company and performance of its obligations hereunder will not conflict with or result in a breach, default (or an event which, with notice or lapse of time or both, would constitute a default) or violation of any of the terms, provisions or conditions of any agreement, document or instrument, or any judgment, decree, court order, statute, regulation, ordinance or law to which such company is subject. No permit, authorization, consent or approval of, or filing with or notification to, any court or public body or authority or expiration of any governmentally imposed waiting period, and no authorization, consent, or approval of, or release by, any other third party, is necessary for the execution and delivery of this Agreement by such company and the consummation by such company of the actions contemplated by this Agreement and the performance of its obligations hereunder (except for any approvals, filings or notifications which may be required under state insurance regulatory laws).

                2.2 No Transfers of DI Notes. Such company has not sold, assigned or transferred, or otherwise granted any interest to any person (collectively, "Transfers") with respect to, its interest in the DI Notes other than to another DFG other than another DFG Company. Such company will not make any Transfer of its interest in any of the DI Notes prior to the prepayment of the DI Notes as contemplated hereby.

                                   ARTICLE III

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST

                3.1 Authority Relative to this Agreement. The Trust represents and warrants that (a) it has full power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations hereunder; (b) this Agreement has been duly executed and delivered by it, and this Agreement constitutes, assuming the due authorization, execution and delivery thereof by each of the other parties to this Agreement, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); (c) the execution and delivery of this Agreement by it and performance of its obligations hereunder will not conflict with or result in a breach, default (or an event which, with notice or lapse of time or both, would constitute a default) or violation of any of the terms, provisions or conditions of any agreement, document or instrument, or any judgment, decree, court order, statute, regulation, ordinance or law to which it is subject and (d) no permit, authorization, consent or approval of, or filing with or notification to, any court or public body or authority or expiration of any governmentally imposed waiting period, and no authorization, consent, or approval of, or release by, any other third party, is necessary for the execution and delivery of this Agreement and the consummation by it of the actions contemplated by this Agreement and the performance of its obligations hereunder.

                3.2 No Transfers of Preference Shares. The Trust has not effected any Transfers with respect to its interest in the preference shares other than such Transfers as have previously been disclosed to DI. The Trust shall not effect any further Transfers of its interest in any of the preference shares prior to the redemption thereof as contemplated hereby.

                                   ARTICLE IV

         REPRESENTATIONS, WARRANTIES AND CONVENANTS OF THE DI COMPANIES

                4.1 Authority Relative to this Agreement. Each of the DI Companies severally represents and warrants that (a) it has full power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations hereunder; (b) this Agreement has been duly executed and delivered by it, and this Agreement constitutes, assuming the due authorization, execution and delivery thereof by each of the other parties to this Agreement, the legal, valid and binding obligation of such company, enforceable against it in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); (c) the execution and delivery of this Agreement by it and performance of its obligations hereunder will not conflict with or result in a breach, default (or an event which, with notice or lapse of time or both, would constitute a default) or violation of any of the terms, provisions or conditions of any agreement, document or instrument, or any judgment, decree, court order, statute, regulation, ordinance or law to which it is subject; provided, however, that the winding up and liquidation of the Liquidating Companies will be subject to shareholder approval in accordance with the Act, and (d) no permit, authorization, consent or approval of, or filing with or notification to, any court or public body or authority or expiration of any governmentally imposed waiting period, and no authorization, consent, or approval of, or release by, any other third party, is necessary for the execution and delivery of this Agreement and the consummation by it or any of the other Liquidating Companies of the actions contemplated by this Agreement and the performance of its obligations hereunder.

                4.2 Interim Period Covenants. With respect to the period commencing on the Commutation Closing Date and ending on the date that the transactions described in Sections 1.5 through 1.7 hereof are consummated, it is hereby agreed as follows:

                (a) All capitalized terms used but not defined in this Section
4.2 shall have the respective meanings given to them in the Letter of Credit Agreement (the "LOC Agreement") dated as of January 27, 1998, as amended, among Oracle, the financial institutions signatory thereto and the Agent, as Administrative Agent.

                (b) DI and Oracle shall, notwithstanding the termination of the LOC Agreement on the Commutation Closing Date, be bound by and observe the covenants contained in Sections 6.4 through 6.11, Section 7.1, Sections 7.3 through 7.5, Sections 7.7 through 7.10, and Sections 7.17 through 7.24 of the LOC Agreement (as to DI, in each case, as if such covenants by their terms applied directly to DI, except that nothing therein shall be in any way construed to limit or restrict the performance by DI of its obligations hereunder), each of which covenants, inclusive of the applicable definitions and other provisions of the LOC Agreement utilized or referenced therein, is incorporated herein by reference.

                4.3 Winding Up and Liquidation. DI shall take or cause to be taken all actions within its control that may be necessary or appropriate to facilitate the winding up and liquidation of the Liquidating Companies in an expeditious manner, including but not limited to the seeking of all requisite shareholder approvals.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

                5.1 Closings. (a) A closing with respect to the transactions contemplated by Sections 1.1 through 1.4 hereof (the "Commutation Closing" and the date and time thereof being the "Commutation Closing Date") will be held as soon as reasonably practicable after the conditions set forth in Sections 5.2 through 5.5 hereof shall have been satisfied or waived with respect to such transactions.

                (b) A closing (the "Final Closing" and the date and time thereof being the "Closing Date") with respect to the transactions contemplated by Sections 1.5 through 1.7 hereof will be held on the later of the Winding Up Completion Date or the date upon which the conditions set forth in Sections 5.2 through 5.5 hereof shall have been satisfied or waived with respect to such transactions. For purposes hereof, the "Winding Up Completion Date" shall be the date on which all necessary actions have been taken so as to permit liquidating distributions to be made to the members of DI pursuant to the Act.

                5.2 Conditions to Each Party's Obligations. The obligation of each party hereto to consummate the transactions contemplated by this Agreement on the Commutation Closing Date and the Final Closing Date (collectively, the "Closing Dates"), as applicable, is subject to the satisfaction or waiver on or prior to such date of the following condition:

                (a) No Injunctions or Restraints. No material judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction (collectively, "Governmental Authorities") or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated hereby, and any approvals of shareholders and of Governmental Authorities required to be obtained by such party in connection with such transactions shall have been obtained.

                5.3 Conditions to Obligations of the DFG Companies. The obligations of the DFG Companies to consummate the transactions contemplated by this Agreement are further subject to satisfaction or waiver of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Trust and the DI Companies set forth herein shall be true and correct in all respects as of the date of this Agreement and at and as of each Closing Date as if made at and as of such time.

                (b) Performance of Other Parties' Obligations. Each of the Trust and the DI Companies shall have performed all obligations required to be performed by them under this Agreement at or prior to such Closing Date.

                5.4 Conditions to Obligations of the Trust. The obligation of the Trust to consummate the transactions contemplated by this Agreement is further subject to satisfaction or waiver of the following conditions:

                (c) Representations and Warranties. The representations and warranties of the DFG Companies and the DI Companies set forth herein shall be true and correct in all respects as of the date of this Agreement and at and as of the Final Closing Date as if made at and as of such time.

                (d) Performance of Other Parties' Obligations. Each of the DFG Companies and the DI Companies shall have performed all obligations required to be performed by them under this Agreement at or prior to the Final Closing Date.

                5.5 Conditions to Other Parties' Obligations. The obligations of the DI Companies to consummate the transactions contemplated by this Agreement are further subject to satisfaction or waiver of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the DFG Companies and the Trust, respectively, set forth herein shall be true and correct in all respects as of the date of this Agreement and at and as of each Closing Date as if made at and as of such time.

                (b) Performance of Other Parties' Obligations. Each of the DFG Companies and the Trust, respectively, shall have performed all obligations required to be performed by them under this Agreement at or prior to the applicable Closing Date.

                                   ARTICLE VI

                                  MISCELLANEOUS

                6.1 Notices.

                (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address, as follows: (a) if to DFG, 1105 North Market Street, Suite 1230, Wilmington, Delaware 19801, facsimile number (302) 427-7663, attention: Vice President and Treasurer, with a copy to Delphi Capital Management, Inc., 153 East 53rd Street, Suite 4900, New York, New York 10022, facsimile number (212) 838-7598, attention: Chad W. Coulter, Vice President and General Counsel; (b) if to SNCC, 2043 Woodland Parkway, Suite 200, St. Louis, Missouri 63146, facsimile number:
(314) 995-6817, attention: Duane Hercules, Executive Vice President; (c) if to RSL, 2001 Market Street, Suite 1500, Philadelphia, Pennsylvania 19103, facsimile number: (267) 256-3556, attention: Thomas Burghart, Vice President and Treasurer; (d) if to the Trust, c/o Interfiducia Trust Reg., Aeulestrasse 74, Post FL9490, Vaduz, Liechtenstein, facsimile number 011 41 75 232 4343, attention: Trustee;
(e) if to DI, 3rd Floor, Chevron House, 11 Church Street, Hamilton HM 11, Bermuda, facsimile number: (441) 292-3877, attention: Colin O'Connor, President; and (f) if to Oracle, 3rd Floor, Chevron House, 11 Church Street, Hamilton HM 11, Bermuda, facsimile number: (441) 292-3877, attention: Colin O'Connor, President.

                (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, if mailed; when sent, if sent by facsimile (with receipt confirmed); and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery postage pre-paid or billed to sender.

                6.1 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                6.2 Interpretation. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. 6.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties affected thereby.

                6.4 Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the non-assigning parties.

                6.5 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

                6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                6.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and thereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement.

                6.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby

                IN WITNESS WHEREOF, the parties hereto have caused this Commutation, Prepayment and Redemption Agreement to be duly executed as of the day and year first above written.



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

                                       DELPHI FINANCIAL GROUP, INC.


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                       SAFETY NATIONAL CASUALTY CORPORATION


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                       RELIANCE STANDARD LIFE INSURANCE COMPANY


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       Y.M. KING TRUST

                                       By:  Interfiducia Trust Reg.,
                                              as Trustee


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       DELPHI INTERNATIONAL LTD.


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                       ORACLE REINSURANCE COMPANY LTD.


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:




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